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                                 CRC SELECT II
                        HARTFORD LIFE INSURANCE COMPANY

                              FILE NO. 333-157272

        SUPPLEMENT DATED MAY 1, 2009 TO THE PROSPECTUS DATED MAY 1, 2009

The first paragraph under the "Experts" section is hereby deleted and replaced with the following:

The consolidated financial statements, and the related financial statement schedules for the year ended December 31, 2008, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated April 30, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 11, 2009 (April 29, 2009 as to the effects of the change in reporting entity structure and the retrospective adoption of FASB Statement No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATE FINANCIAL STATEMENTS, described in Note 1 and Note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for the fair value measurement of financial instruments in 2008), which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-7919